EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Redemption Date for Exchangeable Notes and Exchange Period

SPRINGFIELD, Mo., Nov. 15, 2010 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq:ORLY), a leading retailer in the automotive aftermarket industry, announced today that its subsidiary, CSK Auto, Inc. ("CSK") will redeem for cash any and all of the 6¾% Exchangeable Senior Notes due 2025 (the "notes"). In connection with its acquisition of CSK on July 11, 2008, O'Reilly agreed to guarantee the notes, on a subordinated basis, and to issue shares of O'Reilly common stock, if any, upon any exchange of the principal amount of the notes. The Notes were originally issued by CSK on December 19, 2005, and $89 million of the aggregate principal amount remains outstanding.

The redemption date for the notes will be December 21, 2010, (the "Redemption Date") and the redemption price will be 100% of the principal amount thereof, plus any accrued and unpaid interest up to, but not including, the Redemption Date.

The notice of redemption for the notes will be sent to registered holders on November 15, 2010. The notes are to be surrendered to The Bank of New York Mellon, as trustee and paying agent, in exchange for payment of the redemption price, plus accrued and unpaid interest up to, but not including, the Redemption Date. Requests for additional copies of the notice of redemption should be directed to The Bank of New York Mellon Trust Company, N.A. Bondholder Relations at 1-800-438-5473.

As a result of the notes being called for redemption, the notes will be exchangeable at any time prior to 5:00 p.m., New York City time, on December 17, 2010, the second Trading Day (as defined in the Indenture) preceding the Redemption Date, unless the redemption price fails to be paid. Each note surrendered for exchange is expected to be settled with cash in an amount equal to $1,000 and shares of O'Reilly common stock in excess thereof, subject to the terms of the Indenture.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,536 stores in 38 states as of September 30, 2010.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "expect," "believe," "anticipate," "should," "plan," "intend," "estimate," "project," "will" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, financing plans, expected growth, store development, CSK DOJ investigation resolution, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses such as the integration of CSK Auto Corporation, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the "Risk Factors" section of the annual report on Form 10-K for the year ended December 31, 2009, for additional factors that could materially affect our financial performance.

CONTACT:  O'Reilly Automotive, Inc.
          Investor & Media Contacts
          Mark Merz
          (417) 829-5878